Exhibit 4.1

EXECUTION VERSION

NORFOLK SOUTHERN CORPORATION

3.155% Notes due 2055

INDENTURE

Dated as of May 15, 2020

U.S. Bank National Association,

Trustee

i

Appendix A	—	Provisions Relating to Initial Securities and Exchange Securities
Exhibit A	—	Form of Initial Security
Exhibit B	—	Form of Exchange Security

Exhibit C	—	Form of Transfer Certificate for Transfer from Rule 144A Global Security to Regulation S Global Security Prior to the Expiration of the Distribution Compliance Period
Exhibit D	—	Form of Transfer Certificate for Transfer from Rule 144A Global Security to Regulation S Global Security After the Expiration of the Distribution Compliance Period
Exhibit E	—	Form of Transfer Certificate for Transfer from Regulation S Global Security to Rule 144A Global Security Prior to the Expiration of the Distribution Compliance Period

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08;
		7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.06
	(b)	10.03
	(c)	10.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06;
		10.02
	(d)	7.06
314	(a)	4.09
	(b)	N.A.
	(c)(1)	10.04
	(c)(2)	10.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05;
		10.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(1)	6.04; 6.05; 10.06
	(a)(2)	N.A.
	(b)	6.07
	(c)	1.05;
		2.11
317	(a)(1)	6.08
	(a)(2)	6.09

v

	(b)	2.05
318	(a)	10.01
	(b)	N.A.
	(c)	10.01

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of May 15, 2020, between NORFOLK SOUTHERN CORPORATION, a Virginia corporation (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.155% Notes due 2055, to be issued, from time to time, as provided in this Indenture:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

“Below Investment Grade Ratings Event” means, with respect to the Securities, on any day within the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Securities are rated below investment grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Board of Directors” means the Board of Directors of the Company or any duly authorized and constituted committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close.

“Capital Lease Obligation” means any obligation arising out of any lease of property which is required to be classified and accounted for by the lessee as a capitalized lease on a balance sheet of such lessee under generally accepted accounting principles.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company or its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Securities.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and, for purposes of any provision contained herein and expressly required by the TIA, each other obligor on the Securities.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer and by its Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) applicable reserves, (iii) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Company and its Subsidiaries, and (iv) Intangible Assets and liabilities relating thereto.

“Corporate Trust Office” means the principal office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Currency” means Dollars or Foreign Currency.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Discharged” has the meaning set forth under Section 8.02.

“Dollars” or “$” or any similar reference shall mean the coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Event of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Funded Debt” means (i) any indebtedness of a Restricted Subsidiary (excluding indebtedness in favor of another Restricted Subsidiary or the Company) maturing more than 12 months after the time of computation thereof, (ii) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) all preferred stock of a Restricted Subsidiary and (iv) all Capital Lease Obligations of a Restricted Subsidiary.

“Holder” means the Person in whose name a Security is registered in the Security register kept by the Company for that purpose in accordance with the terms hereof.

“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (ii) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Company and Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Interest Payment Date” means, with respect to the payment of interest on the Securities, May 15 and November 15 of each year.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“investment grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Issue Date” means May 15, 2020.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Company or any Restricted Subsidiary which secure Funded Debt.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for repayment or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Obligation” means any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or Senior Vice President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“OID” shall have the meaning set forth in Section 4.11.

“OID Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Company’s obligations have been Discharged; provided that, if such Securities or portions thereof, are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an OID Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Security denominated in a Foreign Currency or Foreign Currencies shall be the Dollar equivalent, determined by the Company and set forth in an Officers’ Certificate on the date of original issuance of such Security, of the principal amount

(or, in the case of an OID Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (a) above) of such Security, and (c) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Securities, means the place or places where the principal of, premium, if any, and interest on the Securities are payable as specified by Appendix A.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Subsidiary” means Norfolk Southern Railway Company.

“Purchase Money Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of the Principal Subsidiary acquired after the date any Securities are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Company or any Subsidiary of acquiring the indebtedness of the Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Company or any Subsidiary of the Company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Repurchase Date” shall have the meaning set forth in Section 4.10.

“Repurchase Offer” shall have the meaning set forth in Section 4.10.

“Repurchase Price” shall have the meaning set forth in Section 4.10.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any Vice President, any assistant Vice President, any trust officer or assistant trust officer or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means each Subsidiary of the Company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Security” or “Securities” means any of the Company’s 3.155% Notes due 2055 authenticated and delivered under this Indenture, including the Initial Securities and the Exchange Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a Subsidiary of the Company (i) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (ii) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, in respect of any Person, corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

Unless otherwise required by the context, Subsidiary shall refer to a Subsidiary of the Company.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended, including any regulations promulgated thereunder.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder.

“U.S. Government Obligations” shall have the meaning assigned to it in Section 8.02.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Wholly Owned Subsidiary” means, in respect of any Person, a Subsidiary with respect to which such Person owns, directly or indirectly, all of the Voting Stock. Unless otherwise required by the context, Wholly Owned Subsidiary shall refer to a Wholly Owned Subsidiary of the Company.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Depositary”	Appendix A
“Exchange Securities”	Appendix A
“Final Closing Date”	Appendix A
“Global Securities”	Appendix A
“Initial Securities”	Appendix A
“Original Securities”	2.01
“Paying Agent”	2.04
“Private Exchange Offers”	Appendix A
“Private Exchange Offers Initial Securities”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04
“Registration Rights Agreement”	Appendix A
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4) the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) headings are for convenience of reference only and do not affect interpretation.

SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided is this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) At any time, the ownership of Securities shall be proved by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

ARTICLE II

The Securities

SECTION 2.01. Amount of Securities; Issuance of Securities. (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall rank pari passu in all respects and shall be identical in all respects other than issue prices, issuance dates (including the date for the first payment of interest) and, in the case of Securities other than Original Securities or Securities issued on a date that is May 15 or November 15, accrual of interest prior to the issuance dates. The Company may issue any Securities without notice to or consent of Holders of any Outstanding Securities. The Initial Securities and the Exchange Securities shall vote and act together as a single class under this Indenture.

(b) Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $799,997,000 (the “Original Securities”). With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.09, 3.06, 4.10(d) or 9.05 or Appendix A), there shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1) the aggregate principal amount of such Securities to be issued on the issuance date of such Securities;

(2) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

(3) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities; the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered; and any transfer of such Global Security in whole or in part may be registered in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

(4) if applicable, that such Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

SECTION 2.02. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. If the form of the Securities conflicts or is inconsistent with the provisions of this Indenture, then the form of Securities shall control.

SECTION 2.03. Execution, Authentication and Delivery. (a) An Officer (and for purposes of this Section 2.03, the term Officer shall include any Vice President of the Company authorized by the Board of Directors) shall sign the Securities on behalf of the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities. Such written order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities not otherwise determined.

(d) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

(f) If the form or terms of the Securities have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the documents required by Section 10.04), and (subject to Section 7.01) shall be fully protected in relying upon:

(i) an Officers’ Certificate setting forth the Board Resolution or Resolutions; and

(ii) an Opinion of Counsel stating that the form and terms of the Securities have been established by or pursuant to a Board Resolution or Resolutions in conformity with this Indenture, and that Securities in such form when completed by appropriate insertions and executed by the Company and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors and sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company entitled to the benefits of this Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law), and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders or that are customarily included in similar opinions by lawyers experienced in such matters.

(g) If all the Securities are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security to be issued.

SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency for the Securities in the City of New York where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency in the City of New York where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

(b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Company hereby initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.05. Paying Agent To Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money. Each Paying Agent shall otherwise comply with TIA § 317(b).

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with the requirements of TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with the requirements of TIA § 312(a).

SECTION 2.07. Replacement Securities. (a) If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder satisfies the requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Holder for their expenses in replacing a Security.

(b) Every replacement Security is an additional Obligation of the Company.

SECTION 2.08. Outstanding Securities. (a) Securities Outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

(b) If a Security is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or the Stated Maturity money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption or cancellation and will dispose of all cancelled Securities in accordance with its customary procedures unless the Company directs the Trustee in writing to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner, in each case at the rate provided in the Securities. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number(s).

ARTICLE III

Redemption

SECTION 3.01. Notice to the Trustee. (a) If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

(b) The Company shall give the notice provided for in this Section 3.01 at least 45 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company stating that such redemption will comply with the provisions of this Indenture and of the Securities. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select, not more than 60 days prior to the Redemption Date, the Securities to be redeemed either pro rata or by lot or by such other method that the Trustee considers fair and appropriate and in accordance with applicable depositary procedures and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Securities or any integral multiple thereof) of the principal amount of the Securities of a denomination larger than the minimum authorized denomination for the Securities. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of the Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days prior to the Redemption Date of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address. The notice shall identify the Securities (including CUSIP number(s)) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price (or the method of calculating or determining the Redemption Price);

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities being redeemed.

(b) At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least 15 days prior to the date of the giving of the notice of redemption (unless a shorter period shall be satisfactory to the Trustee).

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date that is on or prior to the Redemption Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. By 10:00 a.m., New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date that is on or prior to the Redemption Date), on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders shall have no further rights with respect to such Securities except for the right to receive the Redemption Price upon surrender of such Securities. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities or, in the case of OID Securities, such Securities’ yield to maturity.

SECTION 3.06. Securities Redeemed in Part. Upon surrender to the Paying Agent of a Security to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder (at the Company’s expense) a new Security or Securities equal in principal amount to the unredeemed portion of the principal of the Security so surrendered.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Principal, Premium and Interest. The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Wholly Owned Subsidiary) holds by 10:00 a.m., New York City time, on that date money deposited by the Company designated for and sufficient to pay all principal, premium and interest then due. If a payment date is not a Business Day at a Place of Payment, payment may be made at that Place of Payment on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. References in this Indenture and the Securities to interest on the Securities shall be deemed to include Additional Interest, if any.

SECTION 4.02. Maintenance of Office or Agency. (a) The Company will maintain or cause to be maintained in the Place of Payment an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Unless otherwise designated by the

Company by written notice to the Trustee, such office or agency shall be the Corporate Trust Office of the Trustee. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Money for Securities Payments to Be Held in Trust. (a) If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of, premium, if any, or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or prior to each due date of the principal of, premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request (unless an applicable abandoned property law designates another Person to receive such money) or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 4.04. Corporate Existence. Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise or corporate existence of any of its Significant Subsidiaries if the Company shall determine that the preservation or retention thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.05. Maintenance of Properties. The Company will cause all properties deemed by the Company to be necessary or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in such condition, repair and working order and supplied with such equipment and will cause to be made such repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary in the performance of its business; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

SECTION 4.06. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, and, in each case, only if the failure to pay or discharge could be disadvantageous in any material respect to the Holders (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or otherwise.

SECTION 4.07. Limitations on Liens on Stock or Indebtedness of Principal Subsidiary. For so long as any Securities issued pursuant to this Indenture are Outstanding, the Company shall not, nor shall it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, whether owned on the date any Securities are first issued or thereafter acquired, of the Principal Subsidiary, to secure any Obligation (other than the Securities) of the Company, any Subsidiary or any other Person, without in any such case making effective provision whereby all of the Outstanding Securities shall be secured equally and ratably with such Obligation. This Section shall not (i) apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary, (ii) restrict any other property of the Company or its Subsidiaries or (iii) restrict the sale by the Company or any Subsidiary of any stock or indebtedness of any Subsidiary.

SECTION 4.08. Limitations on Funded Debt. (a) For so long as any Securities issued pursuant to this Indenture are Outstanding, the Company shall not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

(b) This Section shall not apply to, and there shall be excluded from Funded Debt in any computation pursuant hereto, Funded Debt secured by: (i) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on real or physical property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary; (iii) Liens on real or physical property hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof; (iv) Liens in favor of the Company or any Restricted Subsidiary; (v) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute; (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(a) of the Internal Revenue Code; (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded

Debt, if made and continuing in the ordinary course of business; (viii) Liens incurred (no matter when created) in connection with the Company or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary; (ix) Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries; (x) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; (xi) Liens incurred (no matter when created) in connection with a Securitization Transaction; (xii) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Company or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding; (xiii) Liens on deposits of the Company or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Company or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or (xiv) any extension, renewal, refunding or replacement of the foregoing.

SECTION 4.09. Statement as to Compliance. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, which need not constitute an Officers’ Certificate, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, that, to such Officers’ knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers have knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). The Company covenants to comply with TIA § 3.14(a).

SECTION 4.10. Change of Control Repurchase Event. (a) If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company has exercised its right to redeem the Securities pursuant to paragraph 5 of the Securities, the Company will make an offer to each Holder of Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the Repurchase Date (defined below). Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of a Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

(c) On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Repurchase Offer;

(2) deposit with the Trustee, or with such Paying Agent as the Trustee may designate, an amount equal to the aggregate Repurchase Price for all Securities or portions of Securities properly tendered; and

(3) deliver, or cause to be delivered, to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being repurchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Securities pursuant to the Repurchase Offer have been complied with.

(d) The Trustee will promptly mail, or cause the Paying Agent to promptly mail, to each Holder of Securities, or portions of Securities, properly tendered the Repurchase Price for such Securities, or portions of Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered, as applicable; provided that each new Security will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(e) The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities or portions of Securities properly tendered and not withdrawn under its offer.

SECTION 4.11. Calculation of Original Issue Discount. If the Securities are issued with original issue discount (“OID”) (other than de minimis OID), as defined under the Internal Revenue Code, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of OID (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such OID as may then be relevant under the Internal Revenue Code.

ARTICLE V

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 5.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not (i) consolidate with or merge into any other Person; or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all, or substantially all, of its assets, in one or more related transactions, to any Person, unless:

(1) either (a) the Company is the surviving entity; or (b) the Person formed by such consolidation or into which the Company is merged, or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an Obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition complies with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02. Successor Person Substituted. Upon any consolidation or merger of the Company or any sale, assignment, conveyance, lease or disposition of all, or substantially all, of the assets of the Company in accordance with Section 5.01, the successor entity formed by such consolidation or into which the Company is merged or to which such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter, the predecessor entity shall be released from all obligations under this Indenture and the Securities.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default. Unless otherwise indicated by a Board Resolution or a supplemental indenture hereto, wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of and premium, if any, on any Security when due and payable at its Maturity or otherwise; or

(3) failure by the Company to comply with any of its other covenants or agreements in, or provisions of, the Securities or this Indenture and the failure continues for the period and after the notice specified below; or

(4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed or guaranteed by the Company or any Significant Subsidiary or under any mortgage, indenture, equipment trust agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed or guaranteed by the Company or any Significant Subsidiary (including this Indenture and including indebtedness in respect of capitalized lease obligations), whether such indebtedness now exists or shall hereafter be created, which, together with all other such defaults, shall have resulted in such indebtedness, in an aggregate principal amount exceeding $100,000,000, becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having discharged, or such acceleration having been rescinded or annulled, or a sum of money sufficient to discharge in full such indebtedness is not deposited in trust, within the period and after the notice specified below; or

(5) the Company pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of its creditors; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of the property of the Company; (c) or orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days.

A default under clause (3) or clause (4) shall not be an Event of Default with respect to Securities until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities notify the Company and the Trustee of the default and the Company does not cure the default: (i) within 90 days after receipt of the notice in the case of clause (3) or (ii) within 10 days after receipt of the notice in the case of clause (4). The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the Company first gains knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. (a) If an Event of Default with respect to Outstanding Securities occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the unpaid principal of (and premium, if any) (or, if the Securities are OID Securities, such portion of the principal amount as may be specified in the terms thereof) and accrued interest on, if any, all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

(b) At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all defaulted interest on all Outstanding Securities in accordance with Section 2.11,

(B) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor in the Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to the Securities, other than the nonpayment of the principal of, premium, if any, or interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 6.03. Other Remedies. (a) If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding with respect to the Securities even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to the Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default with respect to the Securities. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Outstanding Securities may, by notice to the Trustee and on behalf of the Holders of all of such Securities, waive an existing Default with respect to the Securities and its consequences, except that (i) a Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be waived without the consent of each Holder of the Securities. When a Default is waived, it shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits. (a) A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder shall have previously given the Trustee written notice that an Event of Default with respect to such Securities is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders shall have offered and, if requested, shall provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the Outstanding Securities do not give the Trustee a direction inconsistent with such request.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. (a) If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

THIRD: to the Company or as a court of competent jurisdiction shall determine in a final non-appealable judgment.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Securities:

(1) the Trustee need perform only such duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium, if any, and interest on the Securities.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or demand of any Holders, unless the Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(h) Every provision of this Indenture relating to the conduct, affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder without negligence and in good faith and in accordance with the advice or opinion of such counsel.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, and the Trustee may conclusively rely thereon.

(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, the Securities or in any document issued in connection with the sale of the Securities, other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Securities and if it is known by a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of such Securities notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to Holders. (a) Within 60 days after May 15 of each year beginning with the May 15 following the date of this Indenture, and for so long as any Securities remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA § 313(b) and TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders shall be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each exchange, if any, on which the Securities are listed in accordance with TIA § 313(d). The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claim or expense (including reasonable and documented fees and expenses of counsel) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including enforcement of this Section 7.07. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

(b) To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest with respect to Securities.

(c) The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign and be discharged at any time with respect to the Securities by so notifying the Company. The Holders of a majority in aggregate principal amount of the Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee for which it is acting as Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least a majority in aggregate principal amount of the Outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 7.09. Successor Trustee by Merger. (a) Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt such certificate of authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

Satisfaction and Discharge; Defeasance

SECTION 8.01. Satisfaction and Discharge of Indenture. (a) This Indenture shall upon Company Request cease to be of further effect with respect to the Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1) either:

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company for discharge from such trust, as provided in Sections 2.05 and 4.03) have been delivered to the Trustee for cancellation; or

(B) all Securities that have not been delivered to the Trustee for cancellation:

1. have become due and payable,

2. will become due and payable at their Stated Maturity within one year, or

3. are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of 1, 2 or 3 above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to the benefit of the Holders, (i) money in an amount, or (ii) U.S. Government Obligations that through the payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of and premium, if any, and interest on, the Outstanding Securities on the dates such installments of interest or principal and premium are due; provided, however, in the event a petition for relief under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under Section 7.07 and, if money or U.S. Government Obligations shall have been deposited with and held by the Trustee pursuant to subclause (ii) of clause (a)(1)(A) of this Section, the obligations of the Trustee under Section 8.06 and Section 4.03(e), shall survive.

SECTION 8.02. Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the Securities on the first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.05, 4.06, 4.07, 4.08 and 5.01 with respect to the Securities at any time after the applicable conditions set forth below have been satisfied (such action under clauses (a) or (b) of this paragraph in no circumstance may be construed as an Event of Default under Section 6.01):

(a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations that through the payment of principal and interest thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of and premium, if any, and interest on, the Outstanding Securities on the dates such installments of interest or principal and premium are due; and

(b) No Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit).

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities under Sections 2.07, 2.09, 4.02, 8.05 and 8.06 and Section 2.2 of Appendix A, and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

SECTION 8.03. Repayment to Company. The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 8.05. The provisions of Section 4.03(e) shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of the Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 8.02.

SECTION 8.04. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

SECTION 8.05. Deposits to Be Held in Escrow. Any deposits with the Trustee referred to in Section 8.02 above shall be irrevocable (except to the extent provided in Sections 8.03 and 8.06) and shall be made under the terms of an escrow trust agreement. If any Outstanding Securities are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. The agreement shall provide that, upon satisfaction of any mandatory sinking fund payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Trustee shall pay or deliver over to the Company as excess moneys pursuant to Section 8.03 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Securities with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to optional sinking fund payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 8.03 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of optional sinking fund payment rights by the Company, such agreement shall, at the option of the Company, provide that upon deposit by the Company with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 8.03 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed.

SECTION 8.06. Application of Trust Money. Subject to the provisions of Section 4.03(e), all money deposited with the Trustee pursuant to Sections 8.01 and 8.02 with respect to the Securities shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such moneys need not be segregated from other funds except to the extent required by law.

SECTION 8.07. Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities are payable in a Currency other than Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officers’ Certificate or established in the supplemental indenture under which the Securities are issued.

ARTICLE IX

Amendments, Supplemental Indentures and Waivers

SECTION 9.01. Without Consent of Holders. Unless otherwise indicated by a Board Resolution or a supplemental indenture, notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder in a form reasonably satisfactory to the Trustee:

(1) to cure any ambiguity, omission, defect, mistake or inconsistency;

(2) to comply with Article V;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4) to evidence the assumption of the Company’s obligations under this Indenture and the Securities by a successor thereto in the case of a consolidation or merger or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the Company, taken as a whole;

(5) to make any change that would provide any additional rights or benefits to the Holders, that would surrender any right, power or option conferred by this Indenture on the Company or that does not adversely affect in any material respect the legal rights of any Holder;

(6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(7) to conform the text of this Indenture (only with respect to such series) or any Board Resolution or supplemental indenture with respect to the Securities to the description of notes contained in the offering document pursuant to which Securities were offered;

(8) to provide for the issuance of and establish the form and terms and conditions of Securities as permitted by this Indenture;

(9) to add to, change or eliminate any of the provisions of this Indenture with respect to Securities; although no such addition, change or elimination may apply to Securities created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a Holder of any Security with respect to such provision, unless the amendment becomes effective only when there is no Outstanding Security created prior to such amendment and entitled to the benefit of such provision;

(10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities; provided that any such action shall not adversely affect the interests of the Holders;

(11) to secure or provide guarantees of the Company’s obligations under the Securities and this Indenture; or

(12) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained unless such amended or supplemental indenture directly and adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

SECTION 9.02. With Consent of Holders. The Company may amend or supplement this Indenture and the Securities with the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained unless such amended or supplemental indenture directly and adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture. The Holders of a majority in principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, with respect to a given Holder, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not, without such Holder’s consent:

(1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of interest on any Security;

(3) reduce the principal amount of or the premium, if any, on any Security, or change the Stated Maturity of any Security;

(4) change the place, manner, timing or currency of payment of principal of, premium, if any, or interest on, any Security;

(5) reduce the portion of the principal amount of an OID Security payable upon acceleration of its Maturity; or

(6) makes any change in the amendment and waiver provisions of this Section 9.02.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03. Compliance with Trust Indenture Act of 1939. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of the Security, provided that the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (1) through (6) of Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the amendment, supplement or waiver and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall, upon the receipt of an Authentication Order, authenticate a new Security that reflects the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security of that series will not affect the validity and effect of such amendment, supplemental indenture or waiver.

SECTION 9.06. Trustee to Sign Amendments, etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and is the binding and enforceable obligation of the Company. The Company shall not sign an amendment or supplement unless authorized by an appropriate Board Resolution.

ARTICLE X

Miscellaneous

SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

SECTION 10.02. Notices. (a) Any notice, communication or Act shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), electronic mail or overnight air courier guaranteeing next day delivery, to the other’s address:

if to the Company:

Norfolk Southern Corporation

1200 Peachtree Street, NE

Atlanta, Georgia 30309

E-mail: jake.allison@nscorp.com

Attention of: Clyde H. Allison, Jr., Vice President and Treasurer

if to the Trustee:

U.S. Bank National Association

100 Wall St., 16th Floor

New York, New York 10005

E-mail: christopher.grell@usbank.com

Attention of: Christopher J. Grell

(b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication mailed to a Holder shall be mailed by first class mail, postage prepaid, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(e) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(f) In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 10.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 10.05) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. Governing Law; Waiver of Jury Trial; Consent to Jurisdiction and Service.

(a) THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(b) To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law.

SECTION 10.08. No Recourse Against Others. A director, officer, employee or stockholder of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or for any obligations of the Company or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 10.09. Successors. All agreements of the Company in this Indenture shall bind its successors. All agreements of the Trustee in this Indenture and the Securities shall bind its successors.

SECTION 10.10. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 10.11. Counterpart Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and electronic signatures provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Company. For the avoidance of doubt, any written communication to the Trustee hereunder may be signed manually and transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or signed by way of an electronic signature provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Company. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, public health emergencies, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.14. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 10.15. Electronic Instructions. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable and in good faith understanding of such instructions shall be deemed controlling.

The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; provided, however, that the Trustee has acted reasonably and in good faith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NORFOLK SOUTHERN CORPORATION

By:	/s/ Clyde H. Allison, Jr.
Name: Clyde H. Allison, Jr.
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Thomas E. Tabor
Name: Thomas E. Tabor
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS

PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE

TRANSACTIONS IN RELIANCE ON REGULATION S.

PROVISIONS RELATING TO INITIAL SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

Terms used but not defined in this Appendix A have the meaning given to such terms in this Indenture, and the following terms shall have the meanings indicated below:

“Dealer Managers” means Morgan Stanley & Co. LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC.

“Definitive Security” means a certificated Initial Security or a certificated Exchange Security (in each case, bearing, if required, the restricted securities legend set forth in Section 2.2(c)).

“Depository” means The Depository Trust Company and its successors.

“Distribution Compliance Period” means the 40-day “distribution compliance period” (within the meaning of Rule 902(f) of Regulation S), with respect to the Regulation S Global Securities.

“Exchange Securities” means the Company’s 3.155% Notes due 2055 issued pursuant to this Indenture in the form of Exhibit B hereto, including in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

“Final Closing Date” means June 1, 2020.

“Initial Securities” means the Company’s 3.155% Notes due 2055 issued pursuant to this Indenture in the form of Exhibit A hereto and includes the Private Exchange Offers Initial Securities.

“Private Exchange Offers” means the offers by the Company to exchange its 5.100% Notes due 2118, 7.900% Notes due 2097, 6.000% Notes due 2111, 6.000% Notes due 2105, 7.050% Notes due 2037, 4.650% Notes due 2046, 4.800% Notes due 2043, 4.837% Notes due 2041, 4.450% Notes due 2045, 4.100% Notes due 2049 and 4.150% Notes due 2048 for the Company’s 3.155% Notes due 2055 and cash, in accordance with the Company’s Confidential Offering Memorandum dated April 30, 2020.

Appendix A-1

“Private Exchange Offers Initial Securities” means Initial Securities issued pursuant to the Private Exchange Offers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Transfer Restricted Securities, to issue and deliver to such Holders, in exchange for the Transfer Restricted Securities, a like aggregate principal amount of Exchange Securities.

“Registration Rights Agreement” means the Registration Rights Agreement, dated May 15, 2020, between the Company and the Dealer Managers relating to the Private Exchange Offers Initial Securities, or any similar agreement relating to any other Initial Securities.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Transfer Restricted Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2 Other Definitions

Term	Defined in Section
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1
“Rule 144A Global Security”	2.1(a)

2. The Securities

2.1 Form

The Private Exchange Offers Initial Securities will be issued by the Company only to QIBs (as defined in Rule 144A under the Securities Act (“Rule 144A”)) and, in reliance on Regulation S under the Securities Act (“Regulation S”), to persons other than U.S. persons (as defined in Regulation S). Private Exchange Offers Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Pursuant to the Registration Rights Agreement, the Company intends to exchange the Private Exchange Offers Initial Securities for Exchange Securities.

Appendix A-2

(a) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form (collectively, the “Rule 144A Global Security”), Initial Securities initially issued in reliance on Regulation S shall be issued initially in the form of one or more global certificates in definitive, fully registered form (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the Holders of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The Rule 144A Global Security and Regulation S Global Security are collectively referred to herein as “Global Securities.” The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

The Depository, as Holder of the Global Securities, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a Holder is entitled to give or take under this Indenture.

(c) Definitive Securities. Except as provided in Section 2.2 or 2.3, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

Appendix A-3

2.2 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) if such Definitive Securities bear a restricted securities legend, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B), (C), (D) or (E) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company or any of its Wholly Owned Subsidiaries, a certification to that effect; or

(C) if such Definitive Securities are being transferred inside the United States to a person the Holder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) acquiring for its own account or for the account of one or more qualified institutional buyers to whom notice is given that such transfer is being made in reliance on Rule 144A, a certification by each of the transferor and the transferee in the form set forth on the reverse of the Initial Security; or

(D) if such Definitive Securities are being transferred outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Initial Security); or

Appendix A-4

(E) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the Initial Security) and (ii) if the Company so requests, as provided in the form set forth on the reverse of the Initial Security, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.2(c)(i).

(b) Transfer and Exchange of Beneficial Interests in Global Securities. (i) The transfer and exchange of beneficial interests in Global Securities shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account at the Depository to be credited with a beneficial interest in the Global Security, and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security, and the participant account related to the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) If the proposed transfer is a transfer of a beneficial interest in a Rule 144A Global Security to a beneficial interest in a Regulation S Global Security, the transferor of such beneficial interest shall deliver to the Registrar (A) a certificate substantially in the form of Exhibit C hereto if such transfer occurs prior to the expiration of the Distribution Compliance Period and (B) a certificate substantially in the form of Exhibit D hereto if such transfer occurs after the expiration of the Distribution Compliance Period.

(iv) If the proposed transfer is a transfer of a beneficial interest in a Regulation S Global Security to a beneficial interest in a Rule 144A Global Security and such transfer occurs prior to the expiration of the Distribution Compliance Period, the transferor of such beneficial interest shall deliver to the Registrar a certificate substantially in the form of Exhibit E hereto.

(v) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

Appendix A-5

(vi) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.3 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(c) Legend.

(i) Except as permitted by the following paragraphs (ii) and (iii), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES FOR THE BENEFIT OF NORFOLK SOUTHERN CORPORATION THAT IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO NORFOLK SOUTHERN CORPORATION OR ANY WHOLLY-OWNED SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES, SO LONG AS THE NEW NOTES REMAIN ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IT REASONABLY BELIEVES IS A QIB

Appendix A-6

ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER QIBS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Each Definitive Security will also bear the following additional legend:

“PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(ii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to restricted securities legends on such Initial Security will cease to apply, and an Initial Security in global form without restricted security legends will be available to the transferee of the beneficial interests of such Initial Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted security legends.

(iv) Upon the consummation of a Registered Exchange Offer, Exchange Securities in global form without the restricted security legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted security legends.

(d) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation,

Appendix A-7

if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced, and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10 and 9.05 of this Indenture).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of

Appendix A-8

beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.3 Definitive Securities

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiple of $1,000 and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.2(c), bear the restricted securities legend set forth in Exhibit A hereto.

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

Appendix A-9

EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Securities Legend]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES

ACT, (2) AGREES FOR THE BENEFIT OF NORFOLK SOUTHERN CORPORATION THAT IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO NORFOLK SOUTHERN CORPORATION OR ANY WHOLLY-OWNED SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES, SO LONG AS THE NEW NOTES REMAIN ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IT REASONABLY BELIEVES IS A QIB ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER QIBS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Regulation “S” Legend]

THE FOREGOING PARAGRAPH SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THIS SECURITY (THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD”). UNTIL THE EXPIRATION OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OR THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME. THE FOREGOING LEGEND SHALL NOT APPLY FOLLOWING THE EXPIRATION OF SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD.

[Definitive Securities Legend]

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[FORM OF FACE OF INITIAL SECURITY]

No.______	[Up to]** $_________

3.155% Note due 2055

CUSIP No. ________

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of [    ] Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on May 15, 2055.

Interest Payment Dates: May 15 and November 15, commencing on November 15, 2020.

Record Dates: May 1 and November 1.

*	Insert for Definitive Securities.
**

Insert for Global Securities. If the Security is to be issued in global form, add the Global Securities Legend from this Exhibit A and the attachment to this Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

3.155% Note due 2055

1. Interest

(a) NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually in arrears on May 15 and November 15 of each year, commencing November 15, 2020. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 15, 2020. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Securities, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities to the extent lawful.

(b) Additional Interest. The holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of May 15, 2020, by and between the Company and the Dealer Managers named therein (the “Registration Rights Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the date which is 180 days following the Final Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective within 270 days after the Final Closing Date, (iii) the Exchange Offer Registration Statement is declared effective but the Registered Exchange Offer is not consummated on or prior to 300 days after the Final Closing Date, (iv) the Company is required to file the Shelf Registration Statement in accordance with the Registration Rights Agreement, and the Company does not so file the Shelf Registration Statement on or prior to the 45th day after the Company’s obligation to file such Shelf Registration Statement arises, (v) the Company is required to file the Shelf Registration Statement in accordance with the Registration Rights Agreement, and the Shelf Registration Statement has not been declared effective by the SEC and has not otherwise become effective under the Securities Act on or prior to 90 days after the filing obligation arises, or (vi) the Shelf Registration Statement or the Exchange Offer Registration Statement, as applicable, is declared or becomes effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (vi), a “Registration Default”), the Company shall be obligated to pay Additional Interest from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate of 0.25% per annum on the applicable principal amount of Securities held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, provided that the maximum aggregate increase in the interest rate may in no event exceed 0.50% per annum.

2. Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 and November 1, as the case may be, next preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Company issued the Securities under an Indenture, dated as of May 15, 2020 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture.

The Securities are unsubordinated, unsecured obligations of the Company. This Security is one of the Initial Securities referred to in the Indenture. Under the Indenture, “Securities” include the Initial Securities and the Exchange Securities. The Initial Securities and the Exchange Securities are treated as a single series and class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens, the Restricted Subsidiaries to create or incur Funded Debt and the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its assets to any Person.

5. Optional Redemption

The Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company as set forth in this paragraph 5. If the Securities are redeemed prior to November 15, 2054, the Redemption Price of the Securities to be redeemed will be equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon to and including November 15, 2054 (exclusive of interest accrued to, but not including, the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 30 basis points, plus in each case accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.

If Securities are redeemed on or after November 15, 2054, the Redemption Price for the Securities to be redeemed will equal 100% of the principal amount of such Securities, plus accrued and unpaid interest to, but not including, the Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after November 15, 2054, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such Redemption Date. The Treasury Yield will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to November 15, 2054 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of the Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of (i) Morgan Stanley & Co. LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC; and (ii) two other primary U.S. Government securities dealers in New York, New York (“Primary Treasury Dealers”) appointed by the Company and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If the Company deposits with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date by 10:00 a.m. New York City time on the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control

If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company has exercised its right to redeem the Securities pursuant to paragraph 5 of this Security, the Company will make an offer to each Holder of Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the Repurchase Date (defined below). A “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Securities, each of which is defined in the Indenture. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of a Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Repurchase Offer;

(2) deposit with the Trustee, or with such Paying Agent as the Trustee may designate, an amount equal to the aggregate Repurchase Price for all Securities or portions of Securities properly tendered; and

(3) deliver, or cause to be delivered, to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being repurchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Securities pursuant to the Repurchase Offer have been complied with.

The Trustee will promptly mail, or cause the Paying Agent to promptly mail, to each Holder of Securities, or portions of Securities, properly tendered the Repurchase Price for such Securities, or portions of Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered, as applicable; provided that each new Security will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities or portions of Securities properly tendered and not withdrawn under its offer.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Company may require a Holder to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to issue, register the transfer of or exchange any Securities for a period of 15 Business Days prior to the mailing of a notice of redemption of Securities to be redeemed.

10. Persons Deemed Owners

The Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after such amount has become due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an applicable abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Company, and not to the Trustee or Paying Agent, for payment.

12. Discharge; Defeasance

Subject to certain conditions, the Company at any time may terminate certain or all of its Obligations under the Securities and the Indenture if the Company deposits with the Trustee money, U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of, premium, if any, and interest on the Securities on the dates such installments of interest or principal and premium are due. The Company may also satisfy and discharge the Indenture by delivering to the Trustee for cancellation all Securities that have theretofore been authenticated and delivered, subject to certain conditions.

13. Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected, to amend or supplement the Indenture; provided, however, that no such amendment or supplement shall without the consent of each Holder of Securities (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of interest on any Securities; (iii) reduce the principal amount of or the premium, if any, on any Securities or change the Stated Maturity of any Securities; (iv) change the place, manner, timing or currency of payment of principal of, premium, if any, or interest on any Securities; (v) reduce the portion of the principal amount of an OID Security payable upon acceleration of its Maturity; or (vi) make any change in the amendment and waiver provisions. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities, on behalf of all of the Holders, to waive compliance by the Company with any provision of the Indenture or the Securities, provided that such waiver shall not affect the above provisions (i) – (vi).

14. Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders), may declare the unpaid principal of (premium, if any) and accrued interest on, if any, all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul any declaration of acceleration and its consequences if the Company has paid or deposited with the Trustee a sufficient sum under the Indenture and all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee or stockholder of the Company or the Trustee, as such, shall not have any liability for any Obligations of the Company under the Securities or for any Obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the Obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those Obligations.

18. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

___________________________________________________________

Date: ________________ Your Signature: _____________________

___________________________________________________________

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1)(i) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or any of its Wholly Owned Subsidiaries; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) acquiring for its own account or for the account of one or more qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933 or any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is acquiring this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[    ]. The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 (Change of Control) of the Indenture, check the box:

/    /

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount:

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

No.______	[Up to]** $__________

3.155% Note due 2055

CUSIP No. ________

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of [ ] Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on May 15, 2055.

Interest Payment Dates: May 15 and November 15, commencing on November 15, 2020.

Record Dates: May 1 and November 1.

*	Insert for Definitive Securities.
**

Insert for Global Securities. If the Security is to be issued in global form, add the Global Securities Legend from Exhibit A and the attachment from such Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

B-1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

B-2

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

3.155% Note due 2055

1. Interest

NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually in arrears on May 15 and November 15 of each year, commencing November 15, 2020. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 15, 2020. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Securities, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities to the extent lawful.

2. Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 and November 1, as the case may be, next preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Company issued the Securities under an Indenture, dated as of May 15, 2020 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture.

The Securities are unsubordinated, unsecured obligations of the Company. This Security is one of the Exchange Securities referred to in the Indenture. Under the Indenture, “Securities” include the Initial Securities and the Exchange Securities. The Initial Securities and the Exchange Securities are treated as a single series and class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens, the Restricted Subsidiaries to create or incur Funded Debt and the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its assets to any Person.

5. Optional Redemption

The Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company as set forth in this paragraph 5. If the Securities are redeemed prior to November 15, 2054, the Redemption Price of the Securities to be redeemed will be equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon to and including November 15, 2054 (exclusive of interest accrued to, but not including, the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 30 basis points, plus in each case accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.

If Securities are redeemed on or after November 15, 2054, the Redemption Price for the Securities to be redeemed will equal 100% of the principal amount of such Securities, plus accrued and unpaid interest to, but not including, the Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after November 15, 2054, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such Redemption Date. The Treasury Yield will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to November 15, 2054 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of the Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of (i) Morgan Stanley & Co. LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC; and (ii) two other primary U.S. Government securities dealers in New York, New York (“Primary Treasury Dealers”) appointed by the Company and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If the Company deposits with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date by 10:00 a.m. New York City time on the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control

If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company has exercised its right to redeem the Securities pursuant to paragraph 5 of this Security, the Company will make an offer to each Holder of Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the Repurchase Date (defined below). A “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Securities, each of which is defined in the Indenture. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of a Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Repurchase Offer;

(2) deposit with the Trustee, or with such Paying Agent as the Trustee may designate, an amount equal to the aggregate Repurchase Price for all Securities or portions of Securities properly tendered; and

(3) deliver, or cause to be delivered, to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being repurchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Securities pursuant to the Repurchase Offer have been complied with.

The Trustee will promptly mail, or cause the Paying Agent to promptly mail, to each Holder of Securities, or portions of Securities, properly tendered the Repurchase Price for such Securities, or portions of Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered, as applicable; provided that each new Security will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities or portions of Securities properly tendered and not withdrawn under its offer.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Company may require a Holder to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to issue, register the transfer of or exchange any Securities for a period of 15 Business Days prior to the mailing of a notice of redemption of Securities to be redeemed.

10. Persons Deemed Owners

The Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after such amount has become due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an applicable abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Company, and not to the Trustee or Paying Agent, for payment.

12. Discharge; Defeasance

Subject to certain conditions, the Company at any time may terminate certain or all of its Obligations under the Securities and the Indenture if the Company deposits with the Trustee money, U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of, premium, if any, and interest on the Securities on the dates such installments of interest or principal and premium are due. The Company may also satisfy and discharge the Indenture by delivering to the Trustee for cancellation all Securities that have theretofore been authenticated and delivered, subject to certain conditions.

13. Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected, to amend or supplement the Indenture; provided, however, that no such amendment or supplement shall without the consent of each Holder of Securities (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of interest on any Securities; (iii) reduce the principal amount of or the premium, if any, on any Securities or change the Stated Maturity of any Securities; (iv) change the place, manner, timing or currency of payment of principal of, premium, if any, or interest on any Securities; (v) reduce the portion of the principal amount of an OID Security payable upon acceleration of its Maturity; or (vi) make any change in the amendment and waiver provisions. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities, on behalf of all of the Holders, to waive compliance by the Company with any provision of the Indenture or the Securities, provided that such waiver shall not affect the above provisions (i) – (vi).

14. Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders), may declare the unpaid principal of (premium, if any) and accrued interest on, if any, all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul any declaration of acceleration and its consequences if the Company has paid or deposited with the Trustee a sufficient sum under the Indenture and all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee or stockholder of the Company or the Trustee, as such, shall not have any liability for any Obligations of the Company under the Securities or for any Obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the Obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those Obligations.

18. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________

Date: ________________ Your Signature: _____________________

_______________________________________________________________

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 (Change of Control) of the Indenture, check the box:

/    /

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount:

$

Date: __________________                            Your Signature: ______________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RULE 144A GLOBAL SECURITY

TO REGULATION S GLOBAL SECURITY

PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association,

    as Registrar

100 Wall Street, Suite 1600

New York, New York 10005

United States of America

Attention: Global Corporate Trust Services

Re:	U.S.$[•] 3.155% Notes due 2055 of Norfolk Southern Corporation

Reference is hereby made to the Indenture, dated as of May 15, 2020 (the “Indenture”), between Norfolk Southern Corporation, as issuer, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[____________] principal amount of Securities which are evidenced by a Rule 144A Global Security (CUSIP No. 655844 CG1) and held with the Depository by or on behalf of [insert name of transferor] as beneficial owner (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by a Regulation S Global Security, which amount, immediately after such transfer, is to be held with the Depository.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby further certify that:

(1)	the offer of the Securities was not made to a Person in the United States;

(2)	either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

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(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository through Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme or both.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________

cc:	Norfolk Southern Corporation

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EXHIBIT D

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RULE 144A GLOBAL SECURITY

TO REGULATION S GLOBAL SECURITY

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association,

    as Registrar

100 Wall Street, Suite 1600

New York, New York 10005

United States of America

Attention: Global Corporate Trust Services

Re:	U.S.$[•] 3.155% Notes due 2055 of Norfolk Southern Corporation

Reference is hereby made to the Indenture, dated as of May 15, 2020 (the “Indenture”), between Norfolk Southern Corporation, as issuer, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[____________] principal amount of Securities which are evidenced by a Rule 144A Global Security (CUSIP No. 655844 CG1) and held with the Depository by or on behalf of [insert name of transferor] as beneficial owner (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by a Regulation S Global Security, which amount, immediately after such transfer, is to be held with the Depository.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the United States Securities Act of 1933, as amended (the “Securities Act”), or (ii) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

(1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

(A) the offer of the Securities was not made to a Person in the United States;

(B) either:

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(i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and

(D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2) if the transfer has been effected pursuant to Rule 144, the Securities have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________

cc:	Norfolk Southern Corporation

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EXHIBIT E

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM REGULATION S GLOBAL SECURITY

TO RULE 144A GLOBAL SECURITY

PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association,

    as Registrar

100 Wall Street, Suite 1600

New York, New York 10005

United States of America

Attention: Global Corporate Trust Services

Re:	U.S.$[•] 3.155% Notes due 2055 of Norfolk Southern Corporation

Reference is hereby made to the Indenture, dated as of May 15, 2020 (the “Indenture”), between Norfolk Southern Corporation, as issuer, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[____________] principal amount of Dollar Notes which are evidenced by one or more Regulation S Global Dollar Notes and held with the Depository through [Euroclear Bank S.A./N.V.] [Clearstream Banking, société anonyme] by or on behalf of [insert name of transferor] as beneficial owner (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by a Rule 144A Global Security, which amount, immediately after such transfer, is to be held with the Depository.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that

(1) such transfer is being effected in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

(2) the Securities are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act; and

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(3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________

cc:	Norfolk Southern Corporation

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